United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 13, 2011
Transatlantic Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		Number)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 365-2200
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On July 13, 2011, Transatlantic Holdings, Inc. (“Transatlantic”) issued a press release announcing that it has established a record date of July 22, 2011 for a special meeting of its stockholders to consider and vote on a proposal to adopt the previously announced agreement and plan of merger, dated as of June 12, 2011, by and among Allied World Assurance Company Holdings, AG, GO Sub, LLC and Transatlantic. Transatlantic also announced today the early termination of the antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in connection with the proposed merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Transatlantic Holdings, Inc. dated July 13, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC. (Registrant)
By:	/s/ Gary A. Schwartz
Gary A. Schwartz Senior Vice President and General Counsel

DATED: July 13, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Transatlantic Holdings, Inc. dated July 13, 2011.